UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2013

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 683-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

AXT, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 14, 2013.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of one (1) Class III director to hold office for a three-year term and until his successor is elected and qualified:
Name of Director	FOR	%	WITHHELD	%	Broker Non-Vote
Leonard J. LeBlanc	15,384,746	95.4	737,654	4.6	10,137,320

Mr. Leonard J. LeBlanc was duly elected as a Class III director.

Proposal 2: Advisory vote on executive compensation:
For	Against	Abstain	Broker Non-Vote
15,184,408	902,652	35,339	10,137,321

The compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting, was approved on an advisory basis.

Proposal 3: Amendment and restatement of the Company’s 2007 Equity Incentive Plan:
For	Against	Abstain	Broker Non-Vote
15,451,799	564,556	106,044	10,137,321

The amendment and restatement of the Company’s 2007 Equity Incentive Plan was approved.

Proposal 4: Ratification of the appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013:
For	Against	Abstain
25,462,963	153,624	643,133

The appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2013 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, Inc.

By:	/s/ RAYMOND A. LOW
Raymond A. Low
Chief Financial Officer

Date:  May 14, 2013

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